UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 18, 2014

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

333-85496	EXELON GENERATION COMPANY, LLC (a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348-2473 (610) 765-5959	23-3064219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 18, 2014, ExGen Texas Power, LLC (the “Borrower”) (an indirect subsidiary of Exelon Corporation and Exelon Generation Company, LLC) successfully completed the closing of a $695.0 million senior secured term loan and revolving credit facility established pursuant to a Credit Agreement, dated as of September 18, 2014 (the “Credit Agreement”), among the Borrower, ExGen Texas Power Holdings, LLC (“Holdings”), Wolf Hollow I Power, LLC, Colorado Bend I Power, LLC, Laporte Power, LLC, Handley Power, LLC and Mountain Creek Power, LLC, the lenders party thereto from time to time, Bank of America, N.A., as administrative agent and collateral agent, and Wilmington Trust, National Association, as depositary agent. Holdings is the Borrower’s direct parent; and Wolf Hollow I Power, LLC, Colorado Bend I Power, LLC, Laporte Power, LLC, Handley Power, LLC and Mountain Creek Power, LLC (the “Subsidiary Guarantors”) are wholly-owned subsidiaries of the Borrower.

The Borrower’s obligations under the Credit Agreement are jointly and severally, fully and unconditionally guaranteed by Holdings and the Subsidiary Guarantors (together with Holdings, the “Guarantors”) on a senior basis. The obligations of the Borrower and Guarantors under the Credit Agreement and the other Financing Documents (as defined in the Credit Agreement) are secured by collateral owned or held by the Borrower and Guarantors as and to the extent provided for in the Credit Agreement and the other Financing Documents.

Term loans were made pursuant to the Credit Agreement in a single borrowing of $675.0 million on September 18, 2014. The Borrower received approximately $507 million in net proceeds from the term loans, after deducting original discount, required reserves and estimated costs, fees and expenses incurred in connection with the execution and delivery of the Credit Agreement and the transactions contemplated thereby. The Borrower is distributing the net proceeds from the term loans to Exelon Generation Company, LLC for its general corporate purposes. The Credit Agreement also establishes a $20 million revolving credit/letter of credit facility, which is scheduled to be available to the Borrower (subject to usual and customary credit extension conditions) until September 18, 2019.

Outstanding term loans will initially accrue interest at a rate equal to the Eurodollar Rate (as defined in the Credit Agreement) plus 4.75% per annum. Outstanding term loans bearing interest at the Eurodollar Rate may be converted into term loans bearing interest at the Base Rate (as defined in the Credit Agreement) plus 3.75% per annum on the terms provided in the Credit Agreement. Outstanding revolving loans will initially accrue interest at a rate equal to the Eurodollar Rate plus 4.25% per annum. Outstanding revolving loans bearing interest at the Eurodollar Rate may be converted into revolving loans bearing interest at the Base Rate plus 3.25% per annum on the terms provided in the Credit Agreement.

Interest on the loans is payable quarterly in arrears on the last Business Day (as defined in the Credit Agreement) of each March, June, September and December, beginning on December 31, 2014 (and, solely with respect to Eurodollar Loans, at the end of any Interest Period (as defined in the Credit Agreement)). The term loans are scheduled to mature, and the principal of the term loans will be due and payable, on September 18, 2021. The revolving loans are scheduled to mature, and the principal of the revolving loans will be due and payable, on September 18, 2019. Principal of the term loans may be prepaid, and principal of the revolving loans may be repaid and reborrowed, at such times and on such terms as are specified in the Credit Agreement.

The Credit Agreement contains provisions for acceleration of the maturity of the loans and other obligations thereunder upon the happening of certain stated events and also for prepayments on account of principal of the loans prior to the maturity thereof upon the terms and conditions specified therein. In addition, the Credit Agreement and the other Financing Documents contain customary covenants by the Borrower and Guarantors (on their own behalf and, in certain circumstances, on behalf of their subsidiaries) and default provisions for the benefit of the lenders, agents and letter of credit issuing banks.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 18, 2014, ExGen Texas Power, LLC (an indirect subsidiary of Exelon Corporation and Exelon Generation Company, LLC) successfully completed the closing of a $695.0 million senior secured term loan and revolving credit facility established pursuant to the Credit Agreement. See Item 1.01 for information regarding the Credit Agreement.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of September 18, 2014, among ExGen Texas Power, LLC, ExGen Texas Power Holdings, LLC, Wolf Hollow I Power, LLC, Colorado Bend I Power, LLC, Laporte Power, LLC, Handley Power, LLC and Mountain Creek Power, LLC, the lenders party thereto from time to time, Bank of America, N.A., as administrative agent and collateral agent, and Wilmington Trust, National Association, as depositary agent.

* * * * *

This combined Form 8-K is being furnished separately by Exelon Corporation and Exelon Generation Company, LLC (the “Registrants”). Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Registrants’ 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 22; (2) Registrants’ Second Quarter 2014 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors, (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 18; and (3) other factors discussed in filings with the Securities and Exchange Commission by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ Jonathan W. Thayer
Jonathan W. Thayer
Senior Executive Vice President and Chief Financial Officer
Exelon Corporation

EXELON GENERATION COMPANY, LLC

/s/ Bryan P. Wright
Bryan P. Wright
Senior Vice President and Chief Financial Officer Exelon Generation Company, LLC

September 19, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of September 18, 2014, among ExGen Texas Power, LLC, ExGen Texas Power Holdings, LLC, Wolf Hollow I Power, LLC, Colorado Bend I Power, LLC, Laporte Power, LLC, Handley Power, LLC and Mountain Creek Power, LLC, the lenders party thereto from time to time, Bank of America, N.A., as administrative agent and collateral agent, and Wilmington Trust, National Association, as depositary agent.

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